               EXHIBIT 99

EMERGENT BIOSOLUTIONS REPORTS SECOND QUARTER AND SIX MONTHS 2017 FINANCIAL RESULTS; REAFFIRMS CALENDAR YEAR 2017 GUIDANCE

GAITHERSBURG, MD, August 3, 2017—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter and six months ended June 30, 2017.

FINANCIAL HIGHLIGHTS
(in millions)	2Q 2017	2Q 2016 (1)
Total Revenues	$100.8	$91.2
Net Income (Loss)	$4.6	$(2.0)
Adjusted Net Income (Loss) (2)	$6.6	$(0.4)
EBITDA (2)	$18.0	$6.0

(in millions)	6 Months 2017	6 Months 2016	(1)
Total Revenues	$217.6	$194.2
Net Income	$15.1	$9.8
Adjusted Net Income (2)	$20.8	$12.9
EBITDA (2)	$43.4	$35.0

   (1)  See "Reconciliation of Statement of Operations" for a reconciliation of the Company's Statement of Operations for the Three Months Ended June 30, 2016 on a continuing operations basis to that on a combined basis.

(2)  See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

Q2 2017 AND RECENT BUSINESS ACCOMPLISHMENTS
•	Signed an agreement with Sanofi to acquire their ACAM2000® smallpox business, including:
-	ACAM2000, (Smallpox (Vaccinia) Vaccine, Live), the only smallpox vaccine licensed by the Food and Drug Administration (FDA),
-	related manufacturing facilities and employees, and
-
responsibility for an existing contract with the Centers for Disease Control and Prevention with a remaining value of up to approximately $160 million for deliveries of ACAM2000 to the Strategic National Stockpile (SNS)

•
Signed an agreement with GSK to acquire raxibacumab, an FDA-approved anthrax monoclonal antibody, and to assume responsibility for a multi-year contract with the Biomedical Advanced Research and Development Authority, with a remaining value of up to approximately $130 million, to supply raxibacumab to the SNS

•
Signed a licensing agreement with Valneva for global exclusive rights to their Zika vaccine technology and disclosed plans to co-develop the ZIKV-VLA1601 vaccine candidate through completion of a Phase 1 trial, which is scheduled to be initiated in late 2017 or early 2018

•	Received an approximately $23 million award to develop a novel, multi-drug auto-injector platform for nerve agent antidote delivery for the Department of Defense
•
Expanded its Bayview Center for Innovation in Advanced Development and Manufacturing in Baltimore, now a 112,000-square-foot facility designed to support the cGMP manufacture of proprietary products and to enable surge manufacturing of medical countermeasures to address urgent public health threats

2017 FINANCIAL PERFORMANCE

(I) Quarter Ended June 30, 2017 (unaudited)

Revenues

Total Revenues
For Q2 2017, Total revenues were $100.8 million, an increase of 10% as compared to 2016. The increase is primarily driven by increased product sales and contract manufacturing revenues, offset by lower contracts and grants revenue.

Product Sales
For Q2 2017, Product sales were $63.6 million, an increase of 32% as compared to 2016. The increase is principally attributable to the timing of BioThrax deliveries to the SNS.

	Three Months Ended June 30,
(in millions)	2017	2016	% Change
Product Sales
BioThrax®	$52.3	$40.0	31%
Other	$11.3	$8.3	36%
Total Product Sales	$63.6	$48.3	32%

Contract Manufacturing
For Q2 2017, revenue from the Company's contract manufacturing operations was $16.2 million, an increase of 59 % as compared to 2016. The increase primarily reflects an increase in fill/finish services along with certain bulk manufacturing services performed for Aptevo.

Contracts and Grants
For Q2 2017, contracts and grants revenue was $21.0 million, a decrease of 36% as compared to 2016. The decrease primarily reflects a reduction in revenue associated with reduced R&D activities related to certain ongoing funded development programs as well as the conclusion of certain other funded development programs, including the expansion of the Bayview manufacturing site, offset by increased revenue associated with R&D activities related to the funded development program for NuThrax.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q2 2017, Cost of product sales and contract manufacturing was $34.6 million, an increase of 17% as compared to 2016. The increase primarily reflects higher costs associated with the increase in BioThrax deliveries and increased contract manufacturing activities.

Research and Development
For Q2 2017, gross R&D expenses were $25.8 million, a decrease of 8% as compared to 2016. The decrease primarily reflects lower costs associated with reduced contract development services performed during the period.

For Q2 2017, net R&D was $4.8 million, as compared to being fully funded and resulting in a net contribution from funded development programs of $4.9 million in 2016. Net R&D, which is more representative of the Company's actual out-of-pocket investment in product development, is calculated as gross research and development expenses less contracts and grants revenue.

	Three Months Ended June 30,
(in millions)	2017	2016	% Change
Research and Development Expenses [Gross]	$25.8	$27.9	(8)%
Adjustments:
- Contracts and grants revenue	$21.0	$32.8	(36)%
Net Research and Development Expenses (Income)	$4.8	$(4.9)	--

Selling, General and Administrative
For Q2 2017, Selling, general and administrative expenses were $31.9 million, a decrease of 11% as compared to 2016. The decrease is attributable to the timing of professional services to support the Company's strategic growth initiatives.

Net Income (Loss) & Adjusted Net Income (Loss)
For Q2 2017, Net income was $4.6 million, or $0.11 per diluted share, versus a net loss of $2.0 million, or $0.05 per diluted share, in 2016.

For Q2 2017, net income per diluted share is computed using the "if-converted" method. This method requires net income to be adjusted to add back interest expense and amortization of debt issuance cost, both net of tax, associated with the Company's 2.875% Convertible Senior Notes due 2021. For Q2 2016, the net loss per diluted share is not computed under the "if converted" method as the effect would have been anti-dilutive. The following table details the adjustments made in this calculation.

	Three Months Ended June 30,
(in millions, except per share value)	2017	2016
Net Income (Loss)	$4.6	$(2.0)
Adjustments:
+ Interest expense, net of tax	0.8	-
+ Amortization of debt issuance costs, net of tax	0.2	-
Net Income (Loss), adjusted Net Income (Loss) Per Diluted Share, adjusted	$5.6 $0.11	$(2.0) ($0.0	) )
Weighted Average Diluted Shares	50.1	40.2

For Q2 2017 and 2016, Adjusted Net Income/(Loss), a non-GAAP measure, was $6.6 million and ($0.4) million, respectively. See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

(II) Six Months Ended June 30, 2017

Revenues

Total Revenues
For the six months of 2017, Total revenues were $217.6 million, an increase of 12% as compared to 2016. The increase is attributable to significantly increased product sales and contract manufacturing services revenue offset by a decrease in contracts and grants revenue.

Product Sales
For the six months of 2017, Product sales were $145.6 million, an increase of 30% as compared to 2016. The increase is principally attributable to higher Other product sales, specifically timing of BAT deliveries to the SNS.

	Six Months Ended June 30,
(in millions)	2017	2016	% Change
Product Sales
BioThrax®	$96.1	$99.1	(3)%
Other	$49.4	$13.0	282%
Total Product Sales	$145.6	$112.1	30%

Contract Manufacturing
For the six months of 2017, revenue from the Company's contract manufacturing operations was $33.8 million, an increase of 90% as compared to 2016. The increase primarily reflects an increase in fill/finish services along with certain bulk manufacturing services performed for Aptevo.

Contracts and Grants
For the six months of 2017, contracts and grants revenue was $38.3 million, a decrease of 41% as compared to 2016. The decrease primarily reflects a reduction in revenue associated with reduced R&D activities related to certain ongoing funded development programs as well as the conclusion of certain other funded development programs, including the successful licensure of Building 55 and expansion of the Bayview manufacturing site, offset by increased revenue associated with R&D activities related to the funded development program for NuThrax.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For the six months of 2017, Cost of product sales and contract manufacturing was $80.9 million, an increase of 51% as compared to 2016. The increase primarily reflects higher costs associated with the increase in both Other product sales and contract manufacturing activities.

Research and Development
For the six months of 2017, gross R&D expenses were $46.2 million, a decrease of 14% as compared to 2016. The decrease primarily reflects lower costs associated with reduced contract development services performed during the period.

For the six months of 2017, net R&D was $7.9 million, as compared to being fully funded and resulting in a net contribution from funded development programs of $10.4 million in 2016. Net R&D, which is more representative of the Company's actual out-of-pocket investment in product development, is calculated as gross research and development expenses less contracts and grants revenue.

	Six Months Ended June 30,
(in millions)	2017	2016	% Change
Research and Development Expenses [Gross]	$46.2	$54.0	(14)%
Adjustments:
- Contracts and grants revenue	$38.3	$64.4	(41)%
Net Research and Development Expenses (Income)	$7.9	$(10.4)	--

Selling, General and Administrative
For the six months of 2017, selling, general and administrative expenses were $67.0 million, a decrease of 1% as compared to 2016.

Net Income & Adjusted Net Income
For the six months of 2017, Net income was $15.1 million, or $0.35 per diluted share, versus $9.8 million, or $0.24 per diluted share, in 2016.

For the six months of 2017 and 2016, net income per diluted share is computed using the "if-converted" method. This method requires net income to be adjusted to add back interest expense and amortization of debt issuance cost, both net of tax, associated with the Company's 2.875% Convertible Senior Notes due 2021. The following table details the adjustments made in this calculation.

	Six Months Ended June 30,
(in millions, except per share value)	2017	2016
Net Income	$15.1	$9.8
Adjustments:
+ Interest expense, net of tax	1.7	1.3
+ Amortization of debt issuance costs, net of tax	0.4	0.4
Net Income, adjusted Net Income Per Diluted Share, adjusted	$17.2 $0.35	$11.5 $0.24
Weighted Average Diluted Shares	49.9	48.8

For the six months of 2017 and 2016, Adjusted Net Income, a non-GAAP measure, was $20.8 million and $12.9 million, respectively. See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

2017 FORECAST
Full Year 2017 Forecast:
The company recently announced two strategic acquisitions, which are anticipated to close before the end of the year. Once both transactions have closed, the company will be in a better position to update 2017 guidance, if appropriate. Therefore, at this time for the full year of 2017 the company is reaffirming its financial forecast, specifically:
•	Total revenue of $500 to $530 million, including BioThrax sales of $265 to $280 million
•	GAAP net income of $60 to $70 million
•	Adjusted net income of $70 to $80 million (3)
•	EBITDA of $135 to $145 million (3)

(3)	See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

3Q 2017 Forecast:
•	Total revenue of $115 to $130 million

CONFERENCE CALL AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, August 3, 2017, to discuss these financial results. This conference call can be accessed live by telephone or through Emergent's website:

Live Teleconference Information: Dial in number: (855) 766-6521 Conference ID: 29703370

Live Webcast Information: Visit edge.media-server.com/m/p/g8vcpsxx for the live webcast feed.

A replay of the call can be accessed on Emergent's website emergentbiosolutions.com under "Investors."

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions Inc. is a global life sciences company seeking to protect and enhance life by focusing on providing specialty products for civilian and military populations that address accidental, intentional, and naturally emerging public health threats. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at emergentbiosolutions.com. Follow us @emergentbiosolu.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, statements regarding the expected closing of either of our recently announced acquisitions of  the ACAM2000 smallpox business from Sanofi and raxibacumab from GSK, our financial guidance, and any other statements containing the words "believes," "expects," "anticipates," "intends," "plans," "targets," "forecasts," "estimates" and similar expressions in conjunction with, among other things, discussions of the Company's outlook, financial performance or financial condition, growth strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, product development, Emergency Use Authorization (EUA) or other regulatory approvals or expenditures and plans to increase our operational efficiencies and cost structure are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including uncertainties as to the satisfaction of closing conditions with respect to our recently announced acquisitions of the ACAM2000 smallpox business from Sanofi and raxibacumab from GSK, such as the timing and receipt of antitrust regulatory clearance; the availability of funding and the exercise of options under our BioThrax and NuThrax contracts; appropriations for the procurement of our products; our ability to secure EUA pre-authorization approval and licensure of NuThrax from the U.S. Food and Drug Administration within the anticipated timeframe, if at all; our ability to achieve our planned operational efficiencies and targeted levels of cost savings; availability of funding for our U.S. government grants and contracts; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria and to integrate such companies, products or product candidates; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods, if at all; our ability to utilize our manufacturing facilities and expand our capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; the results of regulatory inspections; the outcome of the class action lawsuit filed against us and possible other future material legal proceedings; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.

###

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Lynn Kieffer Vice President, Corporate Communications (o) 240/631-3391 kiefferl@ebsi.com

FINANCIAL STATEMENTS FOLLOW

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2017	2016
	(Unaudited)
Revenues:
Product sales	$63,610	$48,333
Contract manufacturing	16,160	10,156
Contracts and grants	21,002	32,752
Total revenues	100,772	91,241

Operating expenses:
Cost of product sales and contract manufacturing	34,624	29,465
Research and development	25,751	27,893
Selling, general and administrative	31,868	35,925
Income from operations	8,529	(2,042)

Other income (expense):
Interest income	583	219
Interest expense	(1,805)	(1,510)
Other income (expense), net	(586)	24
Total other expense, net	(1,808)	(1,267)

Income (loss) from continuing operations before provision for (benefit from) income taxes	6,721	(3,309)
Provision for (benefit from) income taxes	2,105	(1,267)
Net income (loss) from continuing operations	4,616	(2,042)
Net loss from discontinued operations	-	(8,905)
Net income (loss)	$4,616	$(10,947)

Net income (loss) per share from continuing operations - basic	$0.11	$(0.05)
Net loss per share from discontinued operations - basic	-	(0.22)
Net income (loss) per share - basic	$0.11	$(0.27)

Net income (loss) per share from continuing operations - diluted	$0.11	$(0.05)
Net loss per share from discontinued operations - diluted	-	(0.22)
Net income (loss) per share - diluted (4)	$0.11	$(0.27)

Weighted-average number of shares - basic	41,013,764	40,202,821
Weighted-average number of shares - diluted	50,078,594	40,202,821

(4)	See "Net Income from Continuing Operations" for explanation of adjustments to denominator for per diluted share calculation.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Six Months Ended June 30,
	2017	2016
	(Unaudited)
Revenues:
Product sales	$145,579	$112,087
Contract manufacturing	33,788	17,743
Contracts and grants	38,263	64,375
Total revenues	217,630	194,205

Operating expenses:
Cost of product sales and contract manufacturing	80,946	53,466
Research and development	46,227	53,985
Selling, general and administrative	67,018	67,639
Income from operations	23,439	19,115

Other income (expense):
Interest income	956	406
Interest expense	(3,743)	(3,033)
Other income (expense), net	(286)	57
Total other expense, net	(3,073)	(2,570)

Income from continuing operations before provision for income taxes	20,366	16,545
Provision for income taxes	5,265	6,698
Net income from continuing operations	15,101	9,847
Net loss from discontinued operations	-	(16,803)
Net income (loss)	$15,101	$(6,956)

Net income per share from continuing operations - basic	$0.37	$0.25
Net loss per share from discontinued operations - basic	-	(0.42)
Net income (loss) per share - basic	$0.37	$(0.17)

Net income per share from continuing operations - diluted	$0.35	$0.24
Net loss per share from discontinued operations - diluted	-	(0.34)
Net income (loss) per share - diluted (5)	$0.35	$(0.10)

Weighted-average number of shares - basic	40,871,540	39,872,738
Weighted-average number of shares - diluted	49,899,291	48,784,339

(5)	See "Net Income from Continuing Operations" for explanation of adjustments to denominator for per diluted share calculation.

(1)
Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$315,627	$271,513
Accounts receivable, net	102,511	138,478
Inventories	70,529	74,002
Income tax receivable, net	6,119	9,996
Prepaid expenses and other current assets	14,955	16,229
Total current assets	509,741	510,218

Property, plant and equipment, net	380,240	376,448
Intangible assets, net	30,756	33,865
Goodwill	41,001	41,001
Deferred tax assets, long-term, net	5,022	6,096
Other assets	3,723	2,483
Total assets	$970,483	$970,111
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29,604	$34,649
Accrued expenses and other current liabilities	1,874	6,368
Accrued compensation	24,326	34,537
Notes payable, current portion	-	20,000
Contingent consideration, current portion	1,710	3,266
Deferred revenue, current portion	15,412	7,036
Total current liabilities	72,926	105,856

Contingent consideration, net of current portion	9,503	9,919
Long-term indebtedness	248,693	248,094
Deferred revenue, net of current portion	17,092	8,433
Other liabilities	1,670	1,604
Total liabilities	349,884	373,906

Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at both June 30, 2017 and December 31, 2016	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized, 41,532,614 shares issued and 41,107,065 shares outstanding at June 30, 2017; 40,996,890 shares issued and 40,574,060 shares outstanding at December 31, 2016	41	41
Treasury stock, at cost, 425,549 and 422,830 common shares at June 30, 2017 and December 31, 2016, respectively	(6,503)	(6,420)
Additional paid-in capital	360,999	352,435
Accumulated other comprehensive loss	(3,519)	(4,331)
Retained earnings	269,581	254,480
Total stockholders' equity	620,599	596,205
Total liabilities and stockholders' equity	$970,483	$970,111

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS) AND EBITDA
This press release contains two financial measures (Adjusted Net Income (Loss) and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)) that are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. The Company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the Company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of Net Income (Loss) to Adjusted Net Income

	Three Months Ended June 30,
(in millions, except per share value)	2017	2016		Source
Net Income (Loss)	$4.6	$(2.0)		N/A
Adjustments:
+ Acquisition-related costs (transaction & integration)	1.1	0.2		SG&A
+ Non-cash amortization charges	1.9	2.2		COGS, SG&A, Other Income
+ Restructuring costs	0.1	-		SG&A
Tax effect	(1.1)	(0.9)		N/A
Total Adjustments:	2.0	1.6		N/A
Net Income (Loss), adjusted Net Income (Loss) Per Diluted Share, adjusted	$6.6 $0.13	$(0.4) ($0.0	) )	N/A

	Six Months Ended June 30,
(in millions, except per share value)	2017	2016	Source
Net Income	$15.1	$9.8	N/A
Adjustments:
+ Acquisition-related costs (transaction & integration)	1.7	0.2	SG&A
+ Non-cash amortization charges	3.9	4.5	COGS, SG&A, Other Income
+ Restructuring costs	1.5	-	SG&A
+ Impact of purchase accounting on inventory step-up	1.8	-	COGS
Tax effect	(3.1)	(1.6)	N/A
Total Adjustments:	5.7	3.1	N/A
Net Income, adjusted Net Income Per Diluted Share, adjusted	$20.8 $0.42	$12.9 $0.26	N/A

Reconciliation of Net Income (Loss) to EBITDA

	Three Months Ended June 30,
(in millions, except per share value)	2017	2016
Net Income (Loss)	$4.6	$(2.0)
Adjustments:
+ Depreciation & Amortization	9.5	7.8
+ Provision for Income Taxes	2.1	(1.3)
+ Total Interest Expense	1.8	1.5
Total Adjustments	13.4	8.0
EBITDA EBITDA per Diluted Share	$18.0 $0.36	$6.0 $0.15

	Six Months Ended June 30,
(in millions, except per share value)	2017	2016
Net Income	$15.1	$9.8
Adjustments:
+ Depreciation & Amortization	19.3	15.5
+ Provision for Income Taxes	5.3	6.7
+ Total Interest Expense	3.7	3.0
Total Adjustments	28.3	25.2
EBITDA EBITDA per Diluted Share	$43.4 $0.87	$35.0 $0.72

RECONCILIATION OF STATEMENT OF OPERATIONS
The following table provides a reconciliation of the Company's Statement of Operations for the Three and Six Months Ended June 30, 2016 on a continuing operations basis to that on a combined basis, which takes into account the impact of the Aptevo-related discontinued operations.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30, 2016
	Continuing Operations	Discontinuing Operations	Combined
Revenues:	(Unaudited)
Product sales	$48.3	$10.2	$58.5
Contract manufacturing	10.2	-	10.2
Contracts and grants	32.8	0.0	32.8
Total revenues	91.2	10.2	101.5

Operating expenses:
Cost of product sales and contract manufacturing	29.5	6.1	35.6
Research and development	27.9	7.5	35.3
Selling, general and administrative	35.9	8.2	44.1
Loss from operations	(2.0)	(11.6)	(13.6)

Other income (expense):
Interest income	0.2	-	0.2
Interest expense	(1.5)	-	(1.5)
Other income, net	0.0	(0.0)	0.0
Total other expense, net	(1.3)	(0.0)	(1.3)

Loss before benefit from income taxes	(3.3)	(11.6)	(14.9)
Benefit from income taxes	(1.3)	(2.7)	(3.9)
Net income (loss)	$(2.0)	$(8.9)	$(10.9)

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Six Months Ended June 30, 2016
	Continuing Operations	Discontinuing Operations	Combined
Revenues:	(Unaudited)
Product sales	$112.1	$18.2	$130.3
Contract manufacturing	17.7	-	17.7
Contracts and grants	64.4	0.1	64.5
Total revenues	194.2	18.3	212.5

Operating expenses:
Cost of product sales and contract manufacturing	53.5	10.6	64.1
Research and development	54.0	15.5	69.5
Selling, general and administrative	67.6	16.3	83.9
Income (loss) from operations	19.1	(24.2)	(5.1)

Other income (expense):
Interest income	0.4	-	0.4
Interest expense	(3.0)	-	(3.0)
Other income, net	0.1	0.1	0.1
Total other expense, net	(2.6)	0.1	(2.5)

Income (loss) before provision for (benefit from) income taxes	16.5	(24.1)	(7.6)
Provision for (benefit from) income taxes	6.7	(7.3)	(0.6)
Net income (loss)	$9.8	$(16.8)	$(7.0)